EPOCH NETWORKS, INC.

                      BRANDED SERVICES AGREEMENT


This Branded Services Agreement ("Agreement") is entered into as of this 3rd day of February, 1999, between Epoch Networks, Inc., d.b.a. Epoch Internet ("Epoch"), and GTC Telecom, Inc. ("Branded
Provider").

WHEREAS, Epoch is an Internet access provider with proprietary technology, software, systems and engineering;

WHEREAS, Branded Provider desires to offer an Internet access product in its own name or the name of one or more designees;

WHEREAS, Branded Provider desires to market Internet services in the markets agreed to by the parties hereto as set forth on Attachment A hereto ("Markets"), and as may be set forth in the POP Expansion
Agreement attached as Exhibit A hereto ("POP Expansion Agreement"); and

WHEREAS, Epoch desires to extend its marketing efforts and establish relationships throughout the United States with Branded Provider and other branded providers who shall re-brand and market Epoch products and services to their customers;

NOW, THEREFORE, in consideration of the mutual promises contained herein, it is hereby agreed:

1. Appointment of Branded Provider.

    Epoch appoints Branded Provider (on a non-exclusive and non-territorial basis) to act as an authorized Epoch Branded Provider in the Markets to resell Epoch's products and services in its own name during the term of this Agreement, subject to all the terms and conditions herein, and Branded Provider accepts such appointment as an authorized Epoch Branded Provider, subject to all the terms and conditions herein.

2.    Services.

The specific products and services of Epoch that Branded Provider desires to resell and that Epoch agrees to provide ("Services"), and the terms and conditions on which the Services and any optional services shall be provided, shall be designated by the parties hereto in this Agreement and in the applicable Attachments hereto.

3. Epoch Responsibilities.

    Epoch shall use commercially reasonable efforts to provide the Services pursuant to this Agreement, and, to the extent necessary, shall provide the following services and products in connection therewith:

                a) Provide customized Internet Services listed in the Attachments ( "Branded Services"). The Services may also include branded dial-up software (the "Branded Software") and branded customer service for customers. The costs of programming, packaging, duplicating, obtaining third-party components and branding of the Branded Software shall be borne by Branded Provider.

                b)    Provide registration, mail and other
                servers sufficient to support the Branded
                Software customers.

                c) Provide a network operations center for dedicated and hosted customers on a "24X7" basis at (888) NET-DOWN, or such other telephone number as shall be supplied to Branded Provider or its customers.

                d) Provide the billing information in a form and timeframe sufficient for Branded Provider to bill its customers.

                e) Provide network monitoring and engineering for Epoch's network and maintain such network.

                f)    Provide Internet equipment and backbone
                infrastructure at the Network Access Points
                ("NAP") to service connections between the NAPs and Epoch's Points of Presence ("POP").

                g) Provide Internet protocol ("IP") addresses to Branded Provider and its customers, in accordance with Epoch's normal IP policies, as such policies may be modified by Epoch from time to time, as needed in providing dedicated access services.

                h)    Provide, at the sole cost of Branded
                Provider, marketing support for the Branded
                Software.

                i) Provide and install equipment and obtain locations for POPs, which shall be established and configured based on the projections of Branded Provider set forth on Attachment B hereto and in accordance with the terms and conditions of the POP Expansion Agreement, attached as Exhibit A hereto.

                j)    Make available Internet University
                training, in both classroom and online formats provided by Epoch, to Branded Provider for training Branded Provider's sales, marketing and project management personnel, for which Branded Provider shall pay reasonable fees, plus any necessary travel expenses, for such training.

   4.    Branded Provider Responsibilities.

   In consideration for its appointment as a Branded Provider, Branded Provider, in addition to the other responsibilities included herein and in the applicable Attachments, agrees to the following responsibilities:

                a) Solicit customers to use Epoch's Internet services and maintain a trained and capable sales and support organization to solicit and register customers and support Epoch efforts to assure customer satisfaction.

                b) Allocate necessary funding and personnel to support Branded Provider's product development, integration, marketing, sales and training with respect to Branded Services and products.

                c) Present to potential customers of Branded Provider an Internet Service Application (using only Epoch's form of Internet Service Application, as the same may be updated by Epoch or changed or adapted for Branded Providers' specific needs, only with prior written authorization from Epoch). Branded Provider shall work with and assist such customers in completing the form. Such Application shall constitute authorization from Branded Provider to Epoch to provide such customer with the Services on the terms set forth therein.

                d)    Set prices for products and services
                provided to its customers independent of any prices charged by Epoch to its customers.

                e) Exercise effective control over Branded Provider's customers, and offer such customer billing and other services as it deems appropriate. Branded Provider shall be responsible for the collection of any charges pertaining to customer access fees, as well as other services rendered by Epoch to customer.

                f)    Take no action inconsistent with this
                Agreement, and reasonably support Epoch's efforts in providing Internet service to Branded
                Provider's customers.

   5. Fees and Minimum Monthly Revenue Commitment.

                a)    Fees.

                Epoch shall provide the Services to Branded
                Provider's customers and bill Branded Provider in accordance with fees set forth on Attachment A. Branded Provider agrees to pay Epoch not less than the amount of the Minimum Monthly Revenue Commitment, as such amount may be modified in accordance with the Ramp Schedule set forth in Attachment A. Upon execution of this Agreement, Branded Provider shall deposit with Epoch an amount of funds equal to Branded Provider's Minimum Monthly Revenue Commitment referred to in
                Section 5 c) hereof ("Deposit"). If at the time of any application of the Deposit as provided herein Branded Provider is in compliance with the terms and conditions hereof, (a) an amount equal to up to fifty percent (50%) of the Deposit shall be applied to charges for the development and customization of the Branded Software and b) the balance of the Deposit shall be applied to Branded Provider's Monthly Minimum Revenue Commitment for and after the month in which Branded Provider's obligation under such Ramp Schedule has reached one hundred percent (100%).
                  Notwithstanding the foregoing, users may be
                charged amounts in addition to the prices provided for herein as needed in Epoch's sole discretion to regulate the use of customers in accordance with Epoch's Acceptable Use Policy ("AUP"), control abuse of Internet services and comply with regulatory requirements or changes of law or regulations.

                b)    Billing and Payment.

                Standard recurring charges (e.g., for Internet access) shall be billed in advance and usage-based or consulting services shall be billed in arrears. All invoices are payable within thirty (30) days of receipt. After thirty
                (30) days, unpaid invoices are subject to Epoch's then-current late payment charge plus interest at the rate of one and one-half percent (1.5%) per month on any outstanding balance, or the maximum permitted by law, plus all expenses of collection. If Branded Provider disputes any amount due Epoch under this Agreement or any of the Attachments hereto (the "Disputed Amount"), Branded Provider shall pay the Disputed Amount and provide Epoch with written notice setting forth the Disputed Amount and Branded Provider's reasons for disputing such amount. Branded Provider shall receive a credit against Branded Provider's next invoice for the portion, if any, of the Disputed Amount charged in error.

                c)    Minimum Monthly Revenue Commitment.

                In consideration of Epoch providing Services to Branded Provider at a wholesale rate, Branded Provider agrees to take or pay for the Services as set forth herein. Subject to the effect of the Ramp Schedule set forth in Attachment A hereto, as determined by the Start Date defined therein ("Start Date"), Branded Provider shall pay Epoch at least the amount per month for Services set forth in Attachment A as Branded Provider's Minimum Monthly Revenue Commitment. For any month in which actual revenues received by Epoch are less than Branded Provider's Minimum Monthly Revenue Commitment, Branded Provider shall pay to Epoch the amount of the difference between the amount of revenues actually received and such Minimum Monthly Revenue Commitment. Monthly Revenues for this purpose shall include only revenues received with respect to dedicated services, dial-up services, hosting and co-location services, lease payments from rental equipment and charges for optional services provided by Epoch.

   6.    Epoch Trademarks and Related Matters.

   Except as otherwise provided in writing by Epoch, Branded Provider shall have no right, title or interest in or to, or license to use, any trademarks, tradenames or other intellectual property in or to which Epoch now or hereafter has any proprietary right or license (collectively, the "Epoch Marks"), all of which shall remain Epoch's exclusive property.
    Branded Provider shall not at any time challenge, or encourage or support the challenge of another person of, Epoch's rights in and to the Epoch Marks, nor obtain or seek to obtain any rights therein. Any use of the Epoch Marks by Branded Provider or any person employed by or contracting with Branded Provider shall constitute a material breach of this Agreement, shall be cause for termination of this Agreement by Epoch in accordance with Section 8 hereof and shall constitute irreparable business harm, the amount of which would be difficult to ascertain, and, therefore, Branded Provider agrees that Epoch shall have the right to apply to a court of competent jurisdiction for an order restraining any such breach (whether or not this Agreement is terminated by Epoch) and for such other relief as Epoch shall request. The right of Epoch to enjoin a breach or violation of this Agreement is in addition to the remedies at law or in equity otherwise available to it. Branded Provider covenants, which covenant shall survive the termination of this Agreement, not to use the name "Epoch," any of the Epoch Marks or other trademarks or other intellectual property confusingly similar thereto in any manner or for any purpose whatsoever.

   7.    Confidentiality, Non-Disclosure, Trade Secrets and
   Intellectual Property Rights.

                a) The parties hereto each possess certain confidential and proprietary information (collectively "Confidential Information"), including, but not limited to, information relating to customers; subscribers; prospective subscriber leads; sales and marketing procedures and techniques; financial information; personnel management; facilities; trade secrets; affiliates; procedures; processes; systems; software; equipment or network configurations; past, present, or future research or development; and business affairs; regardless of the form in which Confidential Information is stored or preserved, whether conveyed orally or in writing, and whether or not designated as confidential and proprietary. The parties hereto may desire to disclose Confidential Information to each other subject to the terms and conditions of this Agreement.

                b) Each Party shall (a) hold all Confidential Information received from the other Party in confidence using the same degree of care that the recipient uses to protect its own confidential and proprietary information of like kind (but in no event less than reasonable care); (b) use such Confidential Information only for the purposes set forth herein; (c) reproduce such Confidential Information only to the extent necessary to support such purpose; and (d) restrict disclosure of and access to such Confidential Information to those employees who have a need to know this Confidential Information for performance of the activities contemplated by this Agreement and who are advised of the confidential nature of the Confidential Information. This obligation to maintain Confidential Information in confidence shall continue for a period of three (3) years following the termination of this Agreement.

                c)    "Confidential Information" shall not
                include any information which: (a) is or becomes available to the public through no breach of this Agreement; (b) was previously known by the recipient without any obligation to hold it in confidence; (c) is wholly and independently developed by the recipient without the use of Confidential Information of the other Party; (d) is received from a third party free to disclose such information without restriction; (e) is approved for release by written authorization of the disclosing Party, but only to the extent of and subject to such conditions as may be imposed in such written authorization; or (f) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure order.

                d) If either Party becomes legally required to disclose any Confidential Information of the other Party, the recipient shall, to the extent possible, provide the disclosing Party with prompt written notice of such requirement so that the disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with respect to that disclosure. In any case, the recipient will disclose only that portion of the Confidential Information which, based on the reasonable advice of counsel, is legally required to be disclosed and will otherwise exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

                e) This Agreement does not convey any right of ownership in the Confidential Information or in any copyrights, trademarks, or other rights relating thereto.

                f) The Parties acknowledge that a breach of the obligations contained in this Agreement shall constitute a material breach of this Agreement and cause irreparable harm to the disclosing Party for which monetary damages would be inadequate. Accordingly, in addition to any other remedy to which the disclosing Party may be entitled at law or in equity, the disclosing Party shall be entitled to injunctive relief (without any requirement to post a bond) to prevent breaches of any provision of this Agreement and to specifically enforce the terms and provisions hereof. The right of the disclosing Party to enjoin a violation of this Agreement shall be in addition to the remedies at law or in equity otherwise available to the disclosing Party.

                g) Immediately upon the termination of this Agreement for any reason, the recipient shall return to the disclosing Party or, at the disclosing Party's option, destroy any materials or copies of Confidential Information provided with or generated in connection with this Agreement including, but not limited to, any other information containing or based upon, in whole or in part, any Confidential Information.

                h) From and after the date of this Agreement, until the date which is six (6) months after the termination hereof for any reason, neither party shall hire any employees, officers or directors of the other party to this Agreement, or solicit any such person to terminate his or her employment with the other party to this Agreement.

   8.  Term and Termination of Agreement.

                a)    Term.

                The term of this Agreement shall be three (3) years from the Start Date, and shall automatically be renewed for successive one (1) year periods, unless either party provides the other with written notice not less than sixty
                (60) days prior to the expiration of the then current term.

                b)    Termination.

                       i)    By Branded Provider.  Branded
                       Provider may terminate this Agreement (a) without "cause," by providing Epoch with one hundred and twenty (120) days prior written notice of branded Provider's intent to terminate this Agreement and (b) for "cause" if Epoch breaches any material term of this Agreement.

                       ii)   By Epoch.  Epoch may terminate this
                       Agreement for "cause" if Branded Provider breaches any material term of this Agreement, which shall include, but is not limited to, disparaging any product, service or personnel of Epoch, failing to timely provide the forecasts required pursuant to subsection 10b) hereof or abusing, or suffering its customers to abuse, Epoch's network.

                       iii)  Notice.  The party terminating this
                       Agreement for "cause" shall give the other party written notice of termination, which notice shall include an explanation that clearly describes the event(s), occurrence(s) or existing fact(s) constituting such cause. Upon such notice, the other party shall have (a) sixty (60) days to cure any non-monetary breach (or if such breach cannot be corrected within such sixty (60) days, such party shall have commenced and be continuing diligently to cure such breach) and (b) five (5) days to cure any monetary breach. If any such breach is not cured within such period, this Agreement shall terminate, unless the party giving such notice waives such breach in writing.

                c)    Effects of Termination.

                       i)    Termination Fee.  If Branded
                       Provider shall terminate this Agreement
                       pursuant to Section 8b)i)(a) above,
                       Branded Provider shall, on or before the effective date of termination pursuant to such notice, pay Epoch a termination fee equal to seventy-five percent (75%) of the sum of Branded Provider's Minimum Monthly Revenue Commitments for all then remaining months in the term of this Agreement.

                       ii)   Liquidated Damages.  If Epoch
                       terminates this Agreement for "cause,"
                       Branded Provider shall pay Epoch as
                       liquidated damages and not as a penalty an amount equal to the sum of Branded
                       Provider's Minimum Monthly Revenue
                       Commitments for all then remaining months in the term of this Agreement.

                       iii)  Amounts Due.  If this Agreement is
                       terminated for any reason, any and all
                       amounts due Epoch through the date of
                       termination shall be or continue to be due and payable notwithstanding any such termination.

9.  Representations and Warranties.

    Except as otherwise provided below, Branded Provider represents and warrants to Epoch and Epoch represents and warrants to Branded Provider as follows:

              a)    Such Party has all requisite power and
              authority, including all necessary licenses, to engage in such Party's business and enter into this Agreement and consummate the transactions contemplated herein.

              b) This Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms.

              c) There is no suit, action or litigation, administrative, arbitration or other proceeding or governmental investigation against or affecting such Party that may, severally or in the aggregate, materially and adversely affect its ability to perform any of its obligations under this Agreement.

              d) No consent or permission of any person is required for or with respect to the execution and delivery by such Party of this Agreement or the consummation by it of the transactions contemplated herein, and neither the negotiation or execution of this Agreement nor the consummation of such transactions by Branded Provider shall require, or give any person or entity a valid claim to, the payment of any royalty, brokerage commission, finder's or other fee or commission to any person or entity other than Epoch. Branded Provider hereby agrees to indemnify, defend and hold harmless Epoch and its successors and assigns from and against and in respect of any such claim.

              e) Neither the execution and delivery of this Agreement by such Party nor the consummation of the transactions contemplated herein shall: (i) conflict with or result in any violation of or constitute a default (or an event that, with the giving of notice or the passage of time or both, would constitute a default) under any law or any material instrument, lien or agreement to which such Party is subject or a party or by which such Party or its properties or assets are bound or affected; or (ii) otherwise materially adversely affect the consummation of the transactions contemplated herein.

              f) Neither Branded Provider nor any affiliate of Branded Provider has received any notice, or otherwise has knowledge of, any claims (or any facts or prior act(s) upon which such a claim or assertion could be based) with respect to any of Branded Provider's trademarks used in connection with the Branded Services, including but not limited to claims that any of such Branded Provider's trademarks are invalid or are defective in any way. Branded Provider has taken all steps and done all acts necessary to protect Branded Provider's right, title and interest therein and the use thereof by Epoch, which use shall be on a royalty-free and non-exclusive basis.

              g) Such party is the owner or licensee of all proprietary software and intellectual property provided by such party under the terms of this Agreement. To the extent that Branded Provider requests Epoch to develop new software which is deemed proprietary by and to Branded Provider, Branded Provider shall own all rights and interest to such software; provided, however, that Epoch shall have a non-exclusive license to use such software, which Epoch may use without charge. Branded Provider does not own, and shall not acquire, any rights to software which is proprietary or licensed to Epoch, even though Branded Provider may have paid reasonable fees for Epoch to customize such Epoch software for Branded Provider's use pursuant to this Agreement, including, but are not limited to, CustomDial, SmartList and www.com.

              h) There exists no present condition or state of facts or circumstances known to such Party or any of its affiliates that would prevent it from performing or fulfilling its obligations under or contemplated in this Agreement.

10.   Covenants of Branded Provider.

Branded Provider hereby covenants and agrees with Epoch as follows:

                a) Branded provider shall pay on a monthly basis the applicable fees, subject to Branded
                Provider's Minimum Monthly Revenue Commitment, in accordance with Section 5 hereof.

                b) Branded Provider agrees that Epoch may at any time refuse service to any customer that:
                (i) is using Border Gateway Protocol, (ii) uses the User Diagram Protocol layer (streaming);
                (iii) violates or attempts to violate Epoch's AUP or other generally accepted Internet protocols (e.g., "spamming"); (iv) abuses Epoch's network or the Internet through use of the Services; or
                (v) breaches any provision of Epoch's Internet Service Application (the substantive provisions of which shall be incorporated in Branded Provider's agreement with its customers, which agreement shall be furnished to Epoch for its approval prior to its use).

                c) Branded Provider shall provide Epoch with a monthly forecast, in the form of Attachment B, that specifies the sales forecast for the succeeding four (4) months for each type of Service for each Market in which Branded Provider shall be selling such services. Epoch may rely on such information to build infrastructure to meet Branded Provider's forecasted needs. Branded Provider may request in writing to Epoch that Epoch add to the capacity of an existing POP or establish a new POP, which request shall be responded to by Epoch within thirty (30) days of its receipt. Epoch may, in its sole discretion, decline to expand the capacity of an existing facility or build a new POP. If Branded Provider requests that Epoch open any new POP or add capacity to an existing POP, Branded Provider and Epoch shall enter into the POP Expansion Agreement attached hereto as Exhibit A, pursuant to which Branded Provider shall agree to pay Epoch a minimum dollar amount set forth in the POP Expansion Agreement in addition to the Minimum Monthly Revenue Commitment. Epoch hereby acknowledges that Branded Provider shall not be held responsible for any inaccuracies with respect to good faith forecasts; and Branded Provider acknowledges that the failure to timely provide any of such forecasts shall constitute a material breach of this Agreement by Branded Provider.

                d) Branded Provider hereby acknowledges and agrees that all IP addresses are, and shall remain, the property of Epoch; and IP addresses shall not be used by Branded Provider after expiration or termination of this Agreement and shall be surrendered and returned to Epoch at such time.

                e)    Branded Provider shall comply with the
                terms and conditions contained in all attachments that are incorporated herein.

                f)    If, during the term of this Agreement,
                Branded Provider learns of any claim against or infringement of any of Branded Provider's trademarks used in connection with Branded Services or any claim of unfair competition or other challenge to Branded Provider's ownership of such Branded Provider's trademarks or Epoch's right to use any of such Branded Provider's trademarks, Branded Provider shall promptly notify Epoch thereof. During the term of this Agreement, Branded Provider shall have the obligation, at its own cost and expense, to take such action as is necessary to restrain any such infringement or to defend any other such claim or challenge. Epoch shall cooperate with Branded Provider in connection therewith, provided that branded Provider shall pay all of Epoch's reasonable expenses in connection therewith. If Branded Provider is unable or unwilling to provide such defense, Epoch may elect (but shall not be obligated) to terminate this Agreement for cause (as defined herein) and seek any of the remedies and damages provided for therein or otherwise available at law or in equity.

                g)    Branded Provider shall comply in all
                material respects with all laws applicable to Branded Provider's business, including reselling the Services.

                h) Branded Provider hereby acknowledges and agrees that Epoch shall have the right to reasonably determine (and Branded Provider hereby agrees to comply with) all policies or procedures relating to the implementation of any new technology relating to or affecting the Services or the responsibilities of the parties hereunder.

                i)    Branded Provider agrees that upon
                termination of this Agreement it shall cease the resale of Services hereunder, and further agrees that Branded Provider and Epoch shall remain liable for the provision of Services to Branded Provider's customers until the expiration of the agreements with Branded Provider's customers. If Branded Provider fails to pay timely the amounts specified in section 8 c) hereof, Branded Provider agrees that Epoch may, in its sole discretion, assume such agreements with customers, after which such customers shall become customers of Epoch, and Branded Provider shall receive no revenues with respect to such customers.

                j) Branded Provider shall not during the term of this Agreement, or after the expiration or termination hereof, disparage any Epoch personnel, products or services.

                k) If Branded Provider furnishes Epoch with a written request to disconnect the Internet access of any customer of Branded Provider, Epoch shall have a reasonable period to disconnect such customer, and Branded Provider agrees that Epoch shall have no liability whatsoever for any consequences resulting from such disconnection, and Branded Provider shall indemnify Epoch for any such liability.

   Branded Provider shall execute and deliver to Epoch such further documents and take such further actions, including supplying Epoch at Branded Provider's expense such information, specifications and other items, as Epoch may reasonably request from time to time in order to render the Services.

   11.   Limitation Of Liability.

   NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR OTHERWISE, (I) EPOCH SHALL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNT IN EXCESS OF ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) IN THE AGGREGATE AND (II) NEITHER EPOCH NOR BRANDED PROVIDER SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOSS OF DATA OR FILES, PROFIT, GOODWILL, TIME, SAVINGS OR REVENUE. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION AND EXCLUSIONS MAY NOT APPLY.

   12.   Electronic Communications Privacy Act Notice (18 USC
   2701-2711).

   EPOCH MAKES NO GUARANTEE OF CONFIDENTIALITY OR PRIVACY OF ANY COMMUNICATION OR INFORMATION TRANSMITTED ON ITS NETWORK OR ANY NETWORK ATTACHED TO ITS NETWORK. Epoch shall not be liable for the privacy of e-mail addresses, registration and identification information, disk space, communications, confidential or trade-secret information, or any other content stored on Epoch's equipment, transmitted over networks accessed by the Services, or otherwise connected with Branded Provider's or its customers' use of the Services.

   13.   Warranty Disclaimer.

   Branded Provider acknowledges that the Services are being provided hereunder by Epoch at Branded Provider's own risk. Epoch, its employees, affiliates, agents, third-party information providers, merchants, licensors and the like do not warrant that the Services shall be uninterrupted or error free; nor do they make any warranty as to the results that may be obtained from use of the Services, or as to the accuracy or reliability of any content, product, service or merchandise provided through the Services. Epoch does not warrant that any access number provided to Branded Provider's customers for connecting to the Internet or receiving the Services shall be a local call from such users' area code and exchange. THE SERVICES ARE PROVIDED ON AN "AS IS, AS AVAILABLE" BASIS. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT BY WAY OF LIMITATION, THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF NON-INFRINGEMENT, ARE MADE WITH RESPECT TO THE SERVICES OR ANY CONTENT OR SOFTWARE INCLUDED THEREIN. SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATIONS MAY NOT APPLY TO BRANDED PROVIDER.

   14.   Indemnification.

   Branded Provider and Epoch each agree to be responsible for their own acts and those of their subordinates, employees, agents and subcontractors during the performance of this Agreement. Subject to the provisions of Section 11 hereof, each party hereby indemnifies the other against any and all losses, costs, damages, claims, expenses or liabilities arising from any breach of such party's obligations and duties as set forth in this Agreement.

   15.   Binding Arbitration.

         Epoch and Branded Provider agree to settle by arbitration any disagreement or controversy, which cannot be settled by negotiation, arising between Epoch and Branded Provider and any of their respective subordinates, employees, agents or subcontractors relating to this Agreement and/or any customer serviced by Epoch. Such arbitration shall be conducted, with venue in Orange County, California, according to standard arbitration rules then in effect of the American Arbitration Association. Initiation of arbitration may be made by serving written notice to the other party. This arbitration agreement is binding upon all parties. Any award the arbitrator makes shall be final and binding on all parties and judgment on such award may be entered in any court having jurisdiction. Furthermore, the prevailing party shall be entitled to recover reasonable attorney's fees.

   16.   General.

              a) Severability. If any provision of this Agreement or the application of any such provision to either party or to any circumstances shall be determined by any court of competent jurisdiction to be unenforceable to any extent, the remainder hereof or the application of such provision to the party or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

              b) Notices. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally delivered or sent by fax (with a confirmation copy to be sent by certified first class mail), or on the third day after mailing if mailed certified first class mail, postage prepaid and addressed as designated below.
              By giving to the other party at least ten (10) days' written notice thereof, either party and its respective successors and assigns shall have the right, from time to time and at any time during the term of this Agreement, to specify as its address any other address within the United States of America.

              c) Cooperation. The parties hereto agree to cooperate in taking such actions and to execute and deliver such additional documents and instruments as may be reasonably necessary or convenient to effectuate the purposes of this Agreement.

              d) Taxes; Shipping and Other Expenses. Branded Provider shall pay all applicable sales and use taxes arising from or related to Branded Provider's purchase or lease of any equipment from Epoch, together with all shipping expenses reasonably incurred by Epoch in providing such equipment to Branded Provider. Except as expressly provided herein to the contrary, the fees and expenses of Branded Provider and Epoch in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such fees.


              e) Attorneys' Fees. In the event that either of the parties hereto (or any successor thereto) resorts to legal action to enforce, defend or interpret any of the terms or the provisions of this Agreement, the prevailing party shall be entitled to receive, in addition to such other remedies as shall be awarded to it in such legal action, reimbursement from the non-prevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such action. In addition, the prevailing party shall be entitled to recover from the non-prevailing party post-judgment attorneys' fees incurred by the prevailing party in enforcing a judgment against the non-prevailing party. Notwithstanding anything in this Agreement to the contrary, the provisions of the preceding sentence are intended to be severable from the remainder of this Agreement, shall survive any judgment rendered in connection with the aforesaid legal action and shall not be merged into any such judgment.

              f) Relationship of the Parties. Epoch and Branded Provider intend that Branded Provider is an independent contractor. The mode, manner, method and means employed by Branded Provider and the performance of the terms and conditions of this Agreement shall be of Branded Provider's selection and under the sole control of Branded Provider. The parties acknowledge that personnel employed by Branded Provider to perform services under this Agreement are not Epoch employees and that Branded Provider assumes full and sole responsibility for the acts of its employees, agents and independent contractors. Branded Provider and Epoch acknowledge that their relationship arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employment relationship or franchise between them and Branded Provider does not have, nor shall Branded Provider hold itself out as having, any authority to make any agreement or incur any liability or bind Epoch in any manner.

              g) Entire Agreement; Amendment. This Agreement, together with the applicable Attachments and Exhibits hereto, embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement cannot be amended or terminated orally, and may be amended or terminated only in writing duly executed by both of the parties hereto.

              h) Waivers. No delay or omission by either party in exercising any right or power accruing upon the non-compliance or failure or performance by the other party hereto of any provisions of this Agreement shall impair any such right or power, or to be construed to be a waiver thereof. A waiver by either party of any of the covenants, conditions or agreements hereof to be performed by the other must be in writing and signed by the party who is waiving such covenant, condition or agreement.

              i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

              j) Headings and Usage. Headings of the sections of this Agreement are for reference purposes only and shall not affect the construction or interpretation of any of its provisions. The use of the singular shall, where applicable, also refer to the plural and the use of the plural shall, where applicable, also refer to the singular, as the case may be.

              k)    Assignment.  This Agreement may not be
              assigned by Branded Provider without the consent of Epoch. Epoch may assign its duties and obligations hereunder to any entity that acquires all (or substantially all) of the assets or stock of Epoch, provided such assignee assumes, and faithfully performs, the duties and obligations of Epoch hereunder.

              l) Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, exclusive of the choice of laws provisions thereof.

              m) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their permitted successors and assigns. All provisions of this Agreement which by their nature should survive expiration or termination, including, without limitation, accrued rights to payment, warranty disclaimers, limitations of liability, confidentiality and proprietary information, shall survive such expiration or termination until such time that the obligations are satisfied in full or by their nature expire.

          n) Force Majeure. Epoch shall not be held liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its reasonable control (Force Majeure), including, without limitation, actions or failures to act of any third-party upon whom Epoch reasonably relies for services (e.g. Local Exchange Carriers, IntereXchange Carriers, etc.), act of God, fire, earthquake, catastrophe, legislation, governmental prohibition or regulation or change therein, hacker, national emergency, riot, insurrection, war, strike, lockout, work stoppage or other labor difficulty, or other cause reasonably unforeseen in the normal course of business. The time for any performance required under this Agreement shall be extended by the delay incurred as a result of any such act of Force Majeure and Epoch shall in no way be responsible nor liable for any damages or losses incurred as a result of such act(s).

          o) Confidentiality. Neither party shall publicize or disclose the existence of this Agreement or its terms without the consent of the other, and in the event of such agreement, all press release materials shall be reviewed and approved by the other party. The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further rights hereunder.

          p) No Assurances Regarding Profitability. Branded Provider acknowledges that it has read this Agreement and understands and accepts the terms, conditions and covenants contained herein. Epoch expressly disclaims the making of, and Branded Provider acknowledges that it has not received or relied on, any guaranty, express or implied, as to the amount of commissions or other revenue that it may earn as a result of its activities pursuant to this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EPOCH NETWORKS, INC.              GTC TELECOM, INC.



By:  /s/Seth Parcell        By:  /s/Paul Sandhu
Name:  Seth Parcell         Name:  Paul Sandhu
Its:   President             Its:  CEO

Address:     18201 Von Karman Avenue, 5th Floor             Address:
    3151 Airway Avenue, #P3
      Irvine, CA 92612                        Costa Mesa, CA 92626
Tel:  949-474-4950                Tel:  714-549-7700
Fax:  949-955-3229                Fax:  714-549-7707



Attachment A -      Branded Provider Price List, Monthly Revenue
Commitment and Ramp Schedule
Attachment B -      Markets and Forecast Addendum
Exhibit A -  POP Expansion Agreement



  Copyright, 1998 Epoch Networks, Inc.

                             Attachment A


         Branded Provider (Private Label) Product Price List,
                      Monthly Revenue Commitment
                          And Ramp Schedule

                     DEDICATED INTERNET ACCESS

Branded Provider shall receive twenty percent (20%) off current
Epoch retail prices.

                       Dedicated Pricing:

               Epoch Retail Price 1     Price to Branded Provider 1

Service  Monthly    Activation Fee           Monthly      Activation Fee
56K          $240            $350               $192           $280

128K        $395            $500               $316           $400

256K        $750            $700               $600           $560

384K        $950            $950               $760           $760

512K        $1,250         $1,000            $1,000        $800

T-1 (1.54 Mbs)$1,795       $1,500            $1,436     $1,200

T-3 (up to 45 Mbs) Quote only$7,500        Quote only      $6,000

BGP Premium  A.Q.     A.Q.            A.Q.            A.Q.

ISDN - 64K      $240         $495           $192            $396
(1 B Channel)

ISDN - 128K    $480          $990          $384            $792
(2 B Channels)

Metered T-1                 $2,000                       $1,600
Monthly         $250                       $200
Access
Usage         $.035/Mb                     n/a 2
Monthly Cap   $1,895                     $1,421 2

  Notes:
     1.The "Monthly Charge" shall be for Epoch Internet service only; the "Activation Fee" shall be for Epoch set-up; LEC monthly; cross-connect and installation
charges shall be       quoted
separately and charged in addition to all Epoch fees and charges.
     2. The usage charge shall be calculated by applying the percentage amount of the discount to the total monthly usage based on the retail rate.

  Branded Provider may purchase the following services at the prices set forth below.

                                      Digital Subscriber Line (DSL) 1

Line       160K    200K    416K    768K    1.1M
Speed

Monthly $75       $125     $135     $165    $199
Local
Access2
Monthly $85        $85       $85      $160    $160
Internet for          for        for        for       for
Access2    10GB    10GB  10GB   20GB   20GB
          per         per      per   per      per
           Month Month    Month     Month   Month

Excess Usage $0.04 $0.04   $0.04    $0.04    $0.04
          per Mb  per Mb per Mb per Mb  per Mb

Activation        $375     $375    $375     $375    $375

  Notes:
        1. Netopia routers/CSU/DSU for use with the Services may be leased from Epoch at $35 per month each. Branded Provider shall pay Epoch the amount of its purchase price for any leased equipment not returned to Epoch within ninety (90) days after termination of the related Internet services agreement.
        2. Start-ups require payment of the monthly access fees for the first and last months.

        Customer Router & CSU (CPE)  - Extremely Low Rental
        Packages, See Below For Details

        99% Uptime Guarantee  - No Charge

        Local Loop (LEC) Provisioning  - No Charge

        NOC Support at "888-NET-DOWN"  - No Charge for 24 X
        7 Network Support

        E-Mail @ Customer Domain - a dedicated line customer may choose to have Epoch manage and host e-mail services at a custom domain. Each e-mail account shall be charged a one-time set-up fee of $20/user and an annual account maintenance charge of $8 per account. This is not inclusive of applicable domain name registration or transfer fees.

        Lifetime Equipment Guarantee - No Charge (for all equipment provisioned through Epoch)










                       DIAL-UP INTERNET ACCESS

  The prices shown below are prices to be charged to Branded
  Provider.
                                  Dial-up Pricing

   Service (Epoch POPs):        Price

    Unlimited1 9600 to           $13.00
      56K2 Analog

              ISDN Dial-up Pricing

   1 B Channel                 $25.50 month
       Usage                        20 hours
       Excess                      $.0163/min


   2 B Channels                $25.50 month
       Usage                         10 hours
       Excess                      $.0323/min


  Notes:
     1. Unlimited dial-up access is subject to control of abusive network users as defined by the Epoch Acceptable Use
     Policy.
     2. 56K analog service, where available, is standardized on Rockwell chip sets and K56Flex technology.

      Online Interactive Registration              - No  Charge

              Authentication                                - No Charge

              UseNet News                                  - No Charge

              E-Mail @ Epoch Vanity Domains - No Charge

              E-Mail @ Branded Domain - see description below

              MyWebSite (personal,     -www.myweb.eni.net $0 set-up
              non-branded web sites)     $.25 per month per account
                                                          (plus excess)

              www.myweb.brand.com    - $7,500 set-up

                           DIAL-UP SOFTWARE

  CustomDial Plus Software - Costs: (dial-up access software branded and customized)

     Dial-up Access Software- custom branded for each Branded Provider Epoch shall develop customized dial-up software based upon Epoch's standard configuration options. Epoch's customized software shall perform user account creation, including one e-mail account, and user set up based upon Epoch's standard configuration options through on-line, toll-free interaction with one (1) of Epoch's account registration servers. A one-time charge of $5,000 shall be charged for Windows 95/98, and an additional charge of $2,500 shall apply for NT. Any additional modifications to standard customization shall be billed at $200 per hour and shall be subject to programmer availability.

   Epoch shall make reasonable efforts to complete software customization within eight (8) weeks of receipt of executed customization guide and all required artworks/logos, which shall be provided by Branded Provider. Any changes made to the requirements, documents or artwork shall result in additional programming time required and thus delay this timeline. Each customer shall receive in its e-mail inbox a branded, custom "Welcome Letter" upon successful registration of a dial-up Internet account and the creation of a customized start page/partial service offered via Snap!, for which Branded Provider shall pay $500 in the aggregate.

   Snap!- Dial-up Web Site Launch Page:
     A central, customized start page shall be the first thing to appear when Branded Provider's customers log onto the Internet.
      The start page shall have links and graphics specific to Branded Provider's company. All web development is done on a by quote only basis. A one time fee of $2500 shall be charged to configure and develop the base functionality of this "page." All artwork and logos are to be provided by Branded Provider at the time of customization/configuration guide review. Any additional programming shall be at a charge of $200/hour and be subject to availability of programming resources. Additional web hosting fees shall apply.

   E-Mail @ Branded Domain
   Each version of the customized Internet software may be customized to contain one (1) or more "domains" for e-mail addresses (i.e., username@yourdomain.com). Epoch shall charge a one (1) time fee of $1,000 per unique domain for customer e-mail addresses to configure mail servers and systems to host mail services at the unique domain. Domain name registration and transfer fees charged by Epoch and other parties may also apply.

                    WEB HOSTING AND SERVER C0-LOCATION

   Branded Provider shall receive twenty percent (20%) off current Epoch retail prices.


               Retail Pricing   Hosting & Co-Location

Service:     Mo Fee   Set up fee   Meter Fee (per Mb)
Hosting     $25         $250        $.0400 /Mb for 0 - 25,000Mb,
                                                 $.015/Mb thereafter
Co-Lo's1:
1/6 Rack   $105        $600
1/3 Rack   $180        $900
1/2 Rack   $270        $1,200
Full Rack $540        $1,500
Set-up Fees:
Co-Lo's1:
Ethernet                   $750        $.015/Mb up to 170,000 Mb,
                                                 $.005/Mb thereafter
                                                 $6,000 cap

FDDI                       $7,500      $.008/Mb up to 150,000 Mb,
                                                 $.001/Mb thereafter
                                                 $75,000 cap

Fast Enet                 $3,500      $.008/Mb up to 150,000 Mb,
                                                 $.001/Mbthereafter
                                                 $75,000 cap

          1.    Epoch data centers only.  (Subject to availability)

                           CUSTOMER SERVICE

  Dial Up Internet Technical Support (DISC): (Branded with customer greeting) This service includes technical support for dial up customers only and shall be subject to Epoch's standard dial up support service levels.

  Epoch shall customize its Dial-up Internet Support Center for Branded Provider's customers for a one (1) time charge of $5,000 per unique branding (telephone number and custom greeting) consistent with Epoch's standard branded support program. The customer support center shall include technical support seven
  (7) days per week, and Epoch shall provide monthly statistical data consistent with its standard reporting practices. At Branded Provider's request, Epoch shall provision a unique toll free number for support of a particular customer base. The set up charge for this service shall be at quote, calls to this toll free number shall be charged an additional $0.09 per minute if provided by Epoch. Branded Provider may provision its own toll free number.

  Cost bundled with dial-up access price listed above.

  Dedicated Internet Support (Network Operations Center) NOC:

  Phone answered generically. For dedicated Fractional T-1 to T-3 customers only.

     Network Operations Center Support maybe accessed via a toll free call to "1-888-NET-DOWN"

     Network Support shall included support hours of 24 hours per day, 7 days a week.

     Network monitoring status on a 24 x 7 basis

     Proactively contacts clients to inform them of line status issues (only if problems are detected)


                     TRAINING AND SUPPORT SERVICES


  Training Courses and Support Services:

     Internet 101      (online)
     Internet 101 delivers a basic introduction to the Internet. Since the course is online, students must have access to computer with access to the Internet and a user account with a password. Students may login and interact with the information at anytime and from anywhere in the world. Course fee is $10 per person. (See http://www.school.com for more information)

     Internet Overview       (1/2 day classroom)
     Internet Overview is a brief overview of the Internet Industry and the competitive marketplace. The course can be given within Epoch's training facility or off-site. Course fee is $500 per person. (Course fees are exclusive of travel & expenses.)

     Internet Essentials     (2 day classroom)
     Internet Essentials is a detailed review of the Internet industry, technology, products, applications, market strategies, and selling connectivity. This course can be given within Epoch's training facility or off-site. Course fee is $1000 per person. (Course fees are exclusive of travel & expenses.)

  Internet Credibility    (2 day classroom)
     Internet Credibility is a comprehensive look at the more technical aspects of Internet technology and is designed to enhance the abilities of experienced Internet Sales Representatives & Sales Engineers. The course can be given within Epoch's training facility or off-site. Course fee is $1500 per person. (Course fees are exclusive of travel & expenses.)


                       PROGRAM SET-UP CHARGES

        FTP Set-up:

        Epoch shall provision a secure and unique FTP site where billing and other branded service information shall be posted on a mutually agreed time frame. A one (1) time set-up fee of $500 shall be charged for each FTP site plus an annual maintenance fee of $250

        Registration Interface:
        Epoch shall provide a Web interface to the Epoch's servers (including, but not limited to Radius, mail, and user database servers), so that Branded Provider may add or delete dial-up Internet access users at its discretion. A one (1) time programming and set-up fee of $2,500 shall be charged for each unique configuration of the Registration interface. This interface shall be subject to Epoch's security provisions, which shall include at a minimum a secure user ID and password access to this utility as well as dedicated access to Epoch's network for this utility.

        Other Programming
        Any other systems programming or customization not included shall be done on a case by case basis, upon customer request.

        Strategic Account Management & Project Management (Epoch tasks)
        Branded Provider's dedicated single point of contact to ensure that all tasks are managed, and proactively completed during the branding process. This person shall also be Branded Provider's ongoing support for the term of the Agreement, to ensure that Branded Provider and its customers are serviced to the highest levels in the industry today.

  Miscellaneous Services:

        Domain Name Registration      - $100 per domain name
charge to Branded Provider (does not include InterNic fee whichshall be billed directly to the customer by the "Nic")

        Domain Name Transfer          - $75 per domain name transfer

  REVENUE COMMITMENT, DISCOUNT LEVEL AND RAMP SCHEDULE

  Minimum Monthly Revenue Commitment in recurring revenues:  $25,000

  Contract Ramp:  (As a percentage of the Monthly Minimum Revenue
  Commitment.)

  Month one (1) shall commence upon the first day of the first month commencing after full execution of the Branded
  Services Agreement to which this is attached ("Start Date").

Month 1   0%    Month 4  30%   Month 7 term  100%
Month 2   0%    Month 5  50%
Month 3  10%   Month 6   80%


Taxes, Surcharges, and Fees:

  Prices listed above do not include federal, state, or local sales or uses taxes, nor do they include surcharges or fees which may be imposed by governmental, regulatory, or other entities. Branded Provider will be liable for any and all such taxes, fees or surcharges imposed upon Epoch in connection with or arising from the provision of products and/or services under the Agreement.

                            Attachment B

                        Markets and Forecast

    The geographic markets are:

  Forecasted customers and usage is:    (list to be provided to
  Epoch monthly per the Agreement)


  Access Type            # @ POP-       Market 1   Market 2   Market 3
  Dial-up:      Analog
                  ISDN
Dedicated:     56K
                  128K
                   256K
                   384K
                   T-1
                   T-1+

Other:


                                                             EXHIBIT A
                       POP EXPANSION AGREEMENT


     THIS POP EXPANSION AGREEMENT (the "Agreement") is entered into this ___ day of _____, 1998, by and between Epoch Networks, Inc., d.b.a. Epoch Internet, a California corporation ("Epoch") and __________, a __________ corporation ("Branded Provider"). Capitalized terms not defined herein shall have the meaning set forth in the Reseller Agreement.

      WHEREAS, Epoch and Branded Provider have entered into that certain Branded Services Agreement dated __________ (the "Reseller Agreement").

      WHEREAS, Branded Provider desires to resell Services of Epoch in locations not currently serviced by Epoch and Epoch desires to expand the sale of its services.

      NOW, THEREFORE, in consideration of the mutual premises contained herein, it is hereby agreed:

      1.     Establishment of POP

       On or before __________, 199_, Epoch shall establish a POP to provide analog dial-up Internet and dedicated connectivity access at speeds of at least 1.5 megabits per second (the "POP") in a service area designated as ____________________ (the "Market") under the following terms and conditions:

       (a) Branded Provider shall not be in default under the terms of the Reseller Agreement;

       (b) Epoch shall include not less than one (1) local dial-up access number for dial-up POPs and shall take steps consistent with its regular business practices and market forecasts provided by Branded Provider to ensure timely delivery of Internet services to the customers of Branded Provider. Epoch may, at its option, choose to make additional local dial-up numbers available in the Market;

       (c) Epoch shall notify Branded Provider, in writing, when Services are available in the Market; and

       (d) Epoch shall be solely responsible for the support and maintenance of its network in the Market. In addition, Epoch may solicit customers to use the extension of its network in the Market through its standard sales and marketing channels.

       Epoch may decline to extend its network into the Market if telecommunications services and facilities appropriate for such network extension are not available within the Market.

      2.     Price for Usage

       Branded Provider shall pay Epoch current rates for Services as set forth in the Reseller Agreement, provided that revenues generated from such POP shall not be included in the revenue commitments set forth in Attachment A of the Reseller Agreement.

      3.     Ramp Schedule

       Branded Provider shall guaranty Revenues to Epoch from the Market of at least the amount set forth below during the term of this Agreement:

    Months After      Monthly
    Installation      Revenue

          1                         0

          2                         0

         3-15                   $4,000


       For any month in which actual revenues received by Epoch are less than the amount set forth in the table above, Branded Provider shall pay to Epoch the amount of the difference between the amount of revenues actually received and such amount. Monthly Revenues for this purpose shall include only revenues received with respect to dedicated services, dial-up services, hosting and co-location services, lease payments from rental equipment and charges for optional services provided by Epoch.

      4.     Term

       The term of this Agreement shall be for fifteen (15) months after the installation of the POP. If the term of the Reseller Agreement expires prior to the expiration of this Agreement, Epoch may extend the term of the Reseller Agreement with respect to the Market only to be coterminous herewith.

      5.     Conflict with Reseller Agreement

       The terms and conditions of the Reseller Agreement as they may be supplemented hereby shall remain in full force and effect.

          6.    LIMITATION OF LIABILITY

          NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR OTHERWISE, (I) EPOCH SHALL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR THE RESELLER AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNT IN EXCESS OF THE AMOUNT SET FORTH IN THE RESELLER AGREEMENT IN THE AGGREGATE AND (II) NEITHER EPOCH NOR BRANDED PROVIDER SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOSS OF DATA OR FILES, PROFIT, GOODWILL, TIME, SAVINGS OR REVENUE. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION AND EXCLUSIONS MAY NOT APPLY.

          7.    Electronic Communications Privacy Act Notice (18
      USC 2701-2711)

          EPOCH MAKES NO GUARANTEE OF CONFIDENTIALITY OR PRIVACY OF ANY COMMUNICATION OR INFORMATION TRANSMITTED ON ITS NETWORK OR ANY NETWORK ATTACHED TO ITS NETWORK. Epoch shall not be liable for the privacy of e-mail addresses, registration and identification information, disk space, communications, confidential or trade-secret information, or any other Content stored on Epoch's equipment, transmitted over networks accessed by the Services, or otherwise connected with Branded Provider's or End Users' use of the Services.

          8.    Warranty Disclaimer

          Branded Provider uses the services provided hereunder at Branded Provider's own risk. Epoch, its employees, affiliates, agents, third-party information providers, merchants, licensors and the like do not warrant that the Services shall be uninterrupted or error free; nor do they make any warranty as to the results that may be obtained from use of the Services, or as to the accuracy or reliability of any Content, product, service, or merchandise provided through the Services. Epoch does not warrant that any access number provided to End Users for connecting to the Services shall be a local call from End Users' area code and exchange. THE SERVICES ARE PROVIDED ON AN "AS IS, AS AVAILABLE" BASIS. NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT BY WAY OF LIMITATION, THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF NON-INFRINGEMENT, ARE MADE WITH RESPECT TO THE SERVICES OR ANY CONTENT OR SOFTWARE THEREIN. SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATIONS MAY NOT APPLY TO BRANDED PROVIDER.

          9.    Indemnification

          Branded Provider and Epoch each agree to be responsible for their own acts and those of their subordinates, employees and subcontractors during the performance of the work under this Agreement. Each party hereby indemnifies the other against any and all losses, costs, damages, claims, expenses or liabilities arising from any breach of each party's obligations and duties as set forth in this Agreement.

         10.    Binding Arbitration

          Epoch and Branded Provider agree to settle by arbitration any disagreement or controversy arising between Epoch and Branded Provider and any of their respective employees, agents, etc. relating to this Agreement and/or any customer serviced by Epoch. Such arbitration shall be conducted, with venue in Orange County, California, according to standard arbitration rules then in effect of the American Arbitration Association. Initiation of arbitration may be made by serving written notice to the other party. This arbitration agreement is binding upon all parties. Any award the arbitrator makes shall be final and binding on all parties and judgment on it may be entered in any court having jurisdiction. Furthermore, the prevailing party shall be entitled to recover reasonable attorneys fees.

          11.   General

          Neither party shall have the right to assign any rights, duties or obligations hereunder without the prior written consent of the party, which may not be unreasonably withheld.

          Neither party shall be held liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its reasonable control (Force Majeure) including, without limitation, actions or failures to act of any third-party upon whom either party reasonably relies for services (e.g. Local Exchange Carriers, IntereXchange Carriers, etc.), acts of God, earthquake, fire, catastrophe, governmental prohibitions or regulations, hackers, national emergencies, riots, wars, strikes, lockouts, work stoppages or other labor difficulties, or other causes reasonably unforeseen in the normal course of business. The time for any performance required under this Agreement shall be extended by the delay incurred as a result of any such act of Force Majeure and neither party shall in no way be responsible for, nor liable for, any damages or losses incurred as a result of such act(s).

          The entire Agreement between the parties is incorporated in this Agreement (including all Attachments hereto) and supersedes all prior discussions and agreements between the parties relating to the subject matter herein. This Agreement can be modified only in writing when duly signed by authorized representatives of both parties.

          If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

          This Agreement is governed by the laws of the State of California, exclusive of the choice of laws provisions thereof.

          12.   No Publicity

   Neither party shall publicize or disclose the existence of this Agreement or its terms, or issue a press release concerning this Agreement, except as required by competent legal process, without the consent of the other, with such approval not to be unreasonably withheld, and in the event of such agreement, all press release materials shall be reviewed and approved by the other party. The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further rights hereunder.

          13.   Acknowledgments

          Branded Provider acknowledges that it has read this Agreement and understands and accepts the terms, conditions and covenants contained herein. Epoch expressly disclaims the making of, and Branded Provider acknowledges that it has not received or relied on, any guaranty, express or implied, as to the amount of revenue that it may earn as a result of its activities pursuant to this Agreement.

          14.   Notices

          All notices made to Branded Provider shall be delivered to its address designated below, or as otherwise designated by Branded Provider from time to time. All notices to Epoch shall be delivered to its address designated below, or as otherwise designated by Epoch from time to time.

          15.   Binding Effect

          This Agreement is binding upon the parties hereto, their respective executors, administrators, heirs and successors in interest. All obligations by either party which expressly or by their nature survive the expiration or termination of this Agreement shall continue in force and effect subsequent to and notwithstanding this Agreements expiration or termination until such time that the obligations are satisfied in full or by their nature expire.

         IN WITNESS WHEREOF, the parties have so agreed and made effective on the date first-above written.

   EPOCH NETWORKS, INC.              BRANDED PROVIDER

   By:                               By:
   Name:                             Name:
   Its:                             Its:

Address:                            Address:
18201 Von Karman Ave
5th Floor
Irvine, CA 92612
Tel:  949-474-4950           Tel:
Fax:  ###-##-####            Fax: